Exhibit 5.1

9 March 2018

Matter No.:352773

Doc Ref: Legal – 13733625.4

Tel: +441 299 4918

Email: Charles.Collis@conyersdill.com

Athene Holding Ltd

Chesney House

96 Pitts Bay Road

Pembroke, HM08

Bermuda

Dear Sirs

Athene Holding Ltd (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with an offering to be made pursuant to the Company’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 3, 2018 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the U.S. Securities Act of 1933, as amended, (the “Securities Act”), as supplemented by a preliminary prospectus supplement dated March 6, 2018 (the “Preliminary Prospectus Supplement“, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and a final prospectus supplement dated March 6, 2018 (the “Prospectus Supplement“, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the sale by the selling shareholder identified in the Prospectus Supplement (the “Selling Shareholder”) of an aggregate of 10,320,544 Class A common shares, par value US$0.001 each (the “Shares”).

For the purposes of giving this opinion, we have examined copies of the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement. We have also reviewed the memorandum of association and the bye laws of the Company, each certified by the Assistant Secretary of the Company on March 7, 2018, minutes of meetings of its directors held on December 6, 2017 and February 21, 2018 respectively, as certified by the Assistant Secretary of the Company on March 7, 2018 (the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. For the purposes of our opinion paragraph 2, we have reviewed and relied solely upon a copy of the register of Class A, Class B and Class M shareholders of the Company as at March 5, 2018, as certified by the Assistant Secretary of the Company on March 7, 2018.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft form, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, and (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the offering of the Shares by the Selling Shareholder and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, which Current Report on Form 8-K will be incorporated by reference into the Registration Statement and to all references to our firm in the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement. In giving this consent, we do not admit that we are experts within the meaning of section 11 of the Securities Act or that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited